UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

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Navient Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2024, Navient Solutions, LLC (“Navient”), a Delaware limited liability company and a wholly owned subsidiary of Navient Corporation (the “Company”), and Higher Education Loan Authority of the State of Missouri (“MOHELA”), a leading provider of student loan servicing for government and commercial enterprises and a body politic and corporate and public instrumentality of the State of Missouri, entered into a Master Terms Agreement (the “MTA”).  The effective date of the MTA is May 7, 2024 (the “Effective Date”).

Pursuant to the MTA, Navient will outsource its student loan servicing operations to MOHELA.  MOHELA will act as sub-servicer for student loan portfolios that are currently serviced by Navient and for any new loans that Navient acquires or disburses after the Effective Date.  MOHELA is expected to begin servicing such loans in the third quarter of 2024, subject to the completion of the transfer of approximately 900 Navient employees to MOHELA and satisfaction of other conditions set out in the MTA.

The MTA includes customary representations, warranties, covenants and agreements related to servicing and custody of loans; proprietary rights; transfer of personnel; performance and service requirements; change of control procedures and quality assurance; use of third parties; audit, regulatory and compliance, and confidentiality rights and obligations; data safeguards; and default and termination.  The MTA also includes provisions related to the transition services support that the Company may provide for a period of up to eighteen months following the Effective Date (or for such other period as agreed to by the parties).  Additionally, the MTA contains customary indemnification obligations of each party.

The MTA will continue in full force and effect for so long as any loans serviced under the MTA remain outstanding, unless terminated earlier in accordance with the termination provisions provided for in the MTA.

MOHELA will be entitled to fees based on the applicable services provided, in accordance with a schedule specified in the MTA.

The foregoing description of the MTA is only a summary and is qualified in its entirety by reference to the complete terms of the MTA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item  9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
10.1#	Master Terms Agreement, dated as of May 7, 2024, by and between Navient Solutions, LLC and Higher Education Loan Authority of the State of Missouri.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#   Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. In addition, certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(10).

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: May 13, 2024	By:	/s/ Mark L. Heleen
		Name:	Mark L. Heleen
		Title:	Chief Legal Officer

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